EXHIBIT 21.1

SUBSIDIARIES OF THE COMPANY
Name of Subsidiary	State of Country Under Laws of Which Organized
a la mode technologies, LLC	Florida
ACN 105 907 319 Pty Ltd	Australia
ACN 108 719 197 Pty Ltd	Australia
ACN 108 794 449 Pty Ltd	Australia
Appraisal Scope, Inc.	Maryland
BMH Asia Pacific Pty Ltd, t/n COMPARATOR	Australia
Brennan Partners Trust	Australia
CDS Business Mapping, LLC	Connecticut
Clareity Security, LLC	Arizona
Clareity Ventures, Inc.	Arizona
Competent Software Private Limited	India
CompuNet Credit Services, LLC	Delaware
Console Group	Australia
Cordell Information Pty Ltd	Australia
CoreLogic (India) Services Private Limited	India
CoreLogic Acquisition Co. I, LLC	Delaware
CoreLogic Acquisition Co. III, LLC	Delaware
CoreLogic Acquisition Co. IV, LLC	Delaware
CoreLogic Advanced Delivery Engines, LLC	Florida
CoreLogic AG	Switzerland
CoreLogic Australia Holdings Pty Limited	Australia
CoreLogic Australia Pty Limited	Australia
CoreLogic Background Data, LLC	Delaware
CoreLogic Case-Shiller, LLC	Delaware
CoreLogic Commercial Real Estate Services, Inc.	Florida
CoreLogic Credco of Puerto Rico, LLC	Delaware
CoreLogic Credco, LLC	Delaware
CoreLogic Dorado, LLC	California
CoreLogic Flood Services, LLC	Delaware
CoreLogic Holdings II, Inc.	Delaware
CoreLogic Holdings Limited	United Kingdom
CoreLogic Information Resources, LLC	Delaware
CoreLogic Investments Corporation	Cayman Islands
CoreLogic NZ Limited	New Zealand
CoreLogic Platinum Valuation Services, LLC.	Delaware
CoreLogic Rental Property Solutions, LLC	Delaware
CoreLogic SARL	France
CoreLogic Screening Services, LLC	Delaware
CoreLogic Services, LLC	Delaware
CoreLogic Solutions Canada, ULC	British Columbia, Canada
CoreLogic Solutions Limited	United Kingdom
CoreLogic Solutions, LLC	California
CoreLogic Spatial Solutions, LLC	Delaware
CoreLogic Tax Collection Services, LLC	Delaware
CoreLogic Tax Services, LLC	Delaware
CoreLogic UK Limited	United Kingdom
CoreLogic Valuation Solutions, Inc.dba The Columbia Institute	California

EXHIBIT 21.1

CoreLogic, Inc.	Delaware
CSAU Pty Ltd	Australia
DataQuick Information Systems, Inc.	Delaware
Decision Insight Information Group (U.S.) I, Inc.	Delaware
Decision Insight Information Group (U.S.) III, LLC	Delaware
ECMK Limited	United Kingdom
EQECAT, Inc.	Delaware
EVR Services Pty Ltd	Australia
Finiti Group, LLC	Delaware
Finiti Title, LLC	Delaware
Finiti, LLC	Delaware
FNC BR Servicos em Tecnologia da informacao Ltda	Brazil
FNC Brazil Holding Company, Inc.	Mississippi
FNC Brazil, Inc.	Mississippi
FNC Holding Company, Inc.	Mississippi
FNC, Inc.	Mississippi
HEAU Pty Ltd	Australia
HomeVisit, LLC	Virginia
Intersect, Inc.	Ontario, Canada
Jacisa Pty Ltd	Australia
LeadClick Media, LLC	California
Listem Australia Pty Ltd	Australia
Localwise Pty Ltd	Australia
Location Inc. Group Corporation	Rhode Island
LogicEase Solutions	California
Marshall & Swift/Boeckh(Canada) Ltd	Canada
Marshall & Swift/Boeckh, LLC	Delaware
Mercury Network, LLC	Florida
MN Sponsor, Inc.	Delaware
Multifamily Community Insurance Agency, LLC	Delaware
Myriad Development BE EOOD	Bulgaria
Myriad Development, Inc	Texas
Myriad NHD, LLC	Delaware
Myrp.com.au Pty Ltd	Australia
National Tax Search L.L.C	Illinois
New Decision Insight Information Group (U.S.) III, Inc.	Delaware
onthehouse.com.au Pty Ltd	Australia
OTH Web & Data Group Pty Ltd	Australia
Platinum Data Solutions, Inc.	California
POM Escrow II, Inc.	Illinois
POM Escrow Services, LLC	Illinois
PropertyWeb Pty Ltd	Australia
Real Soft Pty Ltd	Australia
Realtor.com.au Pty Ltd	Australia
RELS Management Company LLC	Delaware
RELS Title Services, LLC	Delaware
RELS, LLC	Delaware
Residex Pty Ltd	Australia
RP Data New Zealand Limited	New Zealand
RP Data PTY Ltd. t/a CoreLogic Asia Pacific	Australia

EXHIBIT 21.1

RP Data Radio Show Pty Ltd	Australia
RP Data Valuation Services Pty Ltd	Australia
Symbility Solutions Corp.	Delaware
Symbility Solutions GmbH	German
Symbility Solutions Inc.	British Columbia, Canada
Symbility Solutions, Inc.	England and Wales
Teletrack UK Limited	United Kingdom
Teletrack, LLC dba CoreLogic Teletrack	Delaware
The Ad Network Pty Ltd	Australia
Valex Group Pty Ltd	Australia
Valuation Exchange Pty Ltd	Australia
Valuation Ventures, LLC	Delaware
ValuePad Limited Liability Company	Maryland
a la mode technologies, LLC	Florida
ACN 105 907 319 Pty Ltd	Australia
ACN 108 719 197 Pty Ltd	Australia